Perspective Therapeutics Announces First Patient Dosed with PSV359 in a Phase 1/2a Study in Patients with FAP-α Positive Solid Tumors

SEATTLE – April 29, 2025 – Perspective Therapeutics, Inc. ("Perspective" or the "Company") (NYSE AMERICAN: CATX), a radiopharmaceutical company pioneering advanced treatments for cancers throughout the body, announced today that the first patient was treated with [212Pb]PSV359 in a Phase 1/2a dose-finding trial to determine safety and preliminary anti-tumor activity of the radiopharmaceutical [212Pb]PSV359 in patients with solid tumors that express fibroblast activation protein alpha (FAP-α). Patients are being selected for [212Pb]PSV359 targeted alpha particle therapy by SPECT imaging with [203Pb]PSV359.

“We are excited to explore a new avenue to treat cancers expressing FAP-α with [212Pb]PSV359," commented Markus Puhlmann, Chief Medical Officer of Perspective. "FAP-α is expressed directly on certain tumors as well as on cells that form the stroma, a part of the tumor microenvironment, which also plays a role in disease progression and treatment outcome in additional solid tumors. This study aims to select a dose for [212Pb]PSV359 to advance as either a monotherapy or eventually in combination with other agents for future clinical development."

"PSV359 showcases the capabilities of our discovery team in creating novel radiopharmaceuticals to provide innovative therapies for cancer patients in need of new treatment options," said Thijs Spoor, Chief Executive Officer of Perspective. "There has been an extensive development history of FAP-α directed cancer diagnostics and therapeutics. When we selected PSV359 to advance into the clinic, we optimized the construct for preferential uptake and retention in the tumor, in addition to binding affinity to FAP-α and fast clearance from healthy tissues. We look forward to seeing how these characteristics translate into the clinic, and applying these design principles to future constructs to advance into clinical development."

About PSV359

PSV359 was designed to target and deliver 212Pb to tumor sites expressing fibroblast activation protein-α, or FAP-α, associated with multiple highly prevalent solid tumors, with patients in need of additional treatment options. The targeting moiety may also be radiolabeled with 203Pb or 68Ga (known as PSV377) to detect FAP-α expression in individual patients. Preclinical imaging and therapy as well as human imaging results suggest Perspective's proprietary targeting ligand has improved levels of target engagement and uptake in tumors, as well as reduced retention in healthy tissues, which may result in a desirable therapeutic index.

Perspective is conducting a multi-center, open-label, dose-finding and dose-expansion study (clinicaltrials.gov identifier NCT06710756) of [212Pb]PSV359 in patients with advanced solid tumors that express FAP-α as determined by imaging with [203Pb]PSV359. The primary objective of the dose finding phase of the study is to assess the safety and tolerability of various doses of [212Pb]PSV359 in order to determine the recommended Phase 2 dose to be used in the expansion phase of the study, where anti-tumor activities may be an additional primary outcome measure.

About FAP-α

FAP-α is a protein abundantly expressed on the surface of cancer-associated fibroblasts (CAFs) in the stroma, a part of the tumor microenvironment (TME) in the majority of epithelial cancers. In addition to expression on CAFs, FAP-α is expressed on certain cancer cells themselves, including sarcomas and mesotheliomas.1,2,3,4 Higher FAP-α expression has been found to be associated with poor prognosis in a number of solid tumors such as colorectal cancer, pancreatic cancer, stomach cancer, mesothelioma, head and neck cancer, esophageal cancer, and ovarian cancer.5,6,7,8,9 Expression of FAP-α in healthy tissues is usually low.3,4

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical company pioneering advanced treatments for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging diagnostics that incorporate the same targeting moieties, which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company's melanoma (VMT01), neuroendocrine tumor (VMT-α-NET), and solid tumor (PSV359) programs are in Phase 1/2a imaging and therapy trials in the U.S. The Company is growing its regional network of drug product finishing facilities, enabled by its proprietary 212Pb generator, to deliver patient-ready products for clinical trials and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include express or implied statements concerning, among other things, the Company's ability to pioneer advanced treatments for cancers throughout the body; expectations regarding the advancement of and learnings from the Company's clinical development programs, including the potential of [212Pb]PSV359 to treat a variety of cancers; the Company’s plans to select patients for [212Pb]PSV359 targeted alpha particle therapy by SPECT imaging with [203Pb]PSV359; the Company’s goal of selecting a dose for [212Pb]PSV359 to advance as either a monotherapy or eventually in combination with other agents for future clinical development; the ability of the Company’s discovery team to create novel radiopharmaceuticals to provide innovative therapies for cancer patients in need of new treatment options; the Company’s expectation that certain characteristics of PSV359 identified in preclinical research, such as preferential uptake and retention in the tumor, binding affinity to FAP-α and fast clearance from healthy tissues, will translate into the clinic; the Company’s plans to advance certain design principles in future constructs to advance into clinical development; the Company’s plans to assess the safety and tolerability of various doses of [212Pb]PSV359 to determine the recommended Phase 2 dose to be used in the expansion phase of the study, and its belief that anti-tumor activity may be an additional primary outcome measure of the expansion phase of the study; the ability of the Company's proprietary technology that utilizes the alpha-emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties; the opportunity to personalize treatment and optimize patient outcomes using the Company's complementary imaging diagnostics that incorporate the same targeting moieties; the Company's expectation that its "theranostic" approach enables the ability to see a specific tumor and then treat it to potentially improve efficacy and minimize toxicity; the Company's ability to grow its regional network of drug product finishing facilities, enabled by its proprietary 212Pb generator, to deliver patient-ready products for clinical trials and commercial operations; expectations regarding the potential market opportunities for the Company's product candidates; the potential functionality, capabilities, and benefits of the Company's product candidates; the Company's expectations, beliefs, intentions, and strategies regarding the future; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements. Certain factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K, in the Company's other filings with the Securities and Exchange Commission (the "SEC"), and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

Perspective Therapeutics IR:

Annie J. Cheng, CFA

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson

PerspectiveIR@russopr.com

1 Garin-Chesa P, Old LJ, Rettig WJ. Cell surface glycoprotein of reactive stromal fibroblasts as a potential antibody target in human epithelial cancers. Proc Natl Acad Sci U S A. 1990;87(18):7235-7239. doi:10.1073/pnas.87.18.7235

2 Dziadek S, Kraxner A, Cheng WY, et al. Comprehensive analysis of fibroblast activation protein expression across 23 tumor indications: insights for biomarker development in cancer immunotherapies. Front Immunol. 2024;15:1352615. Published 2024 Mar 15. doi:10.3389/fimmu.2024.1352615

3 Kratochwil C, Flechsig P, Lindner T, et al. 68Ga-FAPI PET/CT: Tracer Uptake in 28 Different Kinds of Cancer. J Nucl Med. 2019;60(6):801-805. doi:10.2967/jnumed.119.227967

4 Fitzgerald AA, Weiner LM. The role of fibroblast activation protein in health and malignancy. Cancer Metastasis Rev. 2020;39(3):783-803. doi:10.1007/s10555-020-09909-3

5 Coto-Llerena M, Ercan C, Kancherla V, et al. High Expression of FAP in Colorectal Cancer Is Associated With Angiogenesis and Immunoregulation Processes. Front Oncol. 2020;10:979. Published 2020 Jul 8. doi:10.3389/fonc.2020.00979

6 Henry LR, Lee HO, Lee JS, et al. Clinical implications of fibroblast activation protein in patients with colon cancer. Clin Cancer Res. 2007;13(6):1736-1741. doi:10.1158/1078-0432.CCR-06-1746

7 Wang S, Zheng Y, Yang F, et al. The molecular biology of pancreatic adenocarcinoma: translational challenges and clinical perspectives. Signal Transduct Target Ther. 2021;6(1):249. Published 2021 Jul 5. doi:10.1038/s41392-021-00659-4

8 Cohen SJ, Alpaugh RK, Palazzo I, et al. Fibroblast activation protein and its relationship to clinical outcome in pancreatic adenocarcinoma. Pancreas. 2008;37(2):154-158. doi:10.1097/MPA.0b013e31816618ce

9 Ma C, Xi S, Sun, H, et al. Identifying the oncogenic roles of FAP in human cancers based on systematic analysis. Aging 2023;15(14):7056-7083. doi: 10.18632/aging.204892